            As filed with the Securities and Exchange Commission on May 12, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FIRST FEDERAL CAPITAL CORP.
           ------------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)



WISCONSIN                           6711                       39-1651288
---------                          ------                      ----------
(State or other jurisdiction of  (Primary Standard            (I.R.S. Employer
incorporation or organization)   Industrial Classification     Identification No.)
                                    Code Number)


                                605 STATE STREET
                           LACROSSE, WISCONSIN 54601
                                 (608) 784-8000
       -----------------------------------------------------------------
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)


                           FIRST FEDERAL SAVINGS BANK
                            SAVINGS INVESTMENT PLAN
                           --------------------------
                            (Full title of the plan)

                          THOMAS W. SCHINI, PRESIDENT
                          FIRST FEDERAL CAPITAL CORP.
                                605 STATE STREET
                           LACROSSE, WISCONSIN 54601
                                (608) 784-8000
 ------------------------------------------------------------------------------
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)



                                   Copies to:

                            PATRICK J. MARGET, ESQ.
                            MICHAEL BEST & FRIEDRICH
                           100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202

                       CALCULATION OF REGISTRATION FEE


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

==========================================================================================================

         TITLE OF                                PROPOSED            PROPOSED
        SECURITIES                               MAXIMUM              MAXIMUM           AMOUNT OF
          TO BE            AMOUNT TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
      REGISTERED(1)        REGISTERED(2)       PER SHARE(3)          OFFERING             FEE(3)
----------------------------------------------------------------------------------------------------------
       Common Stock
     $0.10 par value       45,000                $28.88              $1,299,600          $393.82
        per share
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Includes shares of Common Stock which may be contributed to the First Federal Savings Bank Savings Investment Plan (the "Savings Investment Plan") and shares of Common Stock that may be purchased under the Savings Investment Plan at the direction of plan participants.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market System on May 7, 1997.


                        -------------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and 17 C.F.R. Section 230.462.





                           Total Number of Pages:  7
                           Exhibit Index on Page   7

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         ITEMS 1 & 2.     PLAN INFORMATION AND REGISTRANT INFORMATION AND
                          EMPLOYEE PLAN ANNUAL INFORMATION.

                 The information required by Items 1 & 2 is included in documents sent or given to participants in the First Federal Savings Bank Savings Investment Plan (the "Savings Investment Plan") pursuant to Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission, but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. First Federal Capital Corp. (the "Registrant" or "Company") shall provide a written statement to participants in the Savings Investment Plan advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement and of other documents required to be delivered to employees pursuant to Rule 428(b), and shall include the address and telephone number to which the request is to be directed.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

         (a) The Company's latest Annual Report on Form 10-K for the year ended December 31, 1996, which includes the consolidated financial statements of the Company as of December 31, 1996, 1995 and 1994, the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 1996, and the consolidated statements of financial condition at December 31, 1996 and 1995, together with the related notes and Report of Independent Auditors of the Company (dated January 24, 1997).

         (b) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the last fiscal year for which financial statements were included in the report referred to in (a) above.

         (c) The Company's Proxy Statement relating to the Company's Annual Meeting of Shareholders, dated April 23, 1997, filed with the Commission on March 12, 1997.

         (d) The description of the Company's Common Stock and the Company's Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights contained in the Company's Prospectus, dated October 18, 1995, and included in the Company's Registration Statement on Form S-4 (File No. 33-98298) which was declared effective by the Commission on October 18, 1995.

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


         ITEM 4. DESCRIPTION OF SECURITIES.

                 Not Applicable.





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

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not Applicable.


         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Company is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Company is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Company. In all other cases, the Company is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such a person was a party because he or she was a director or officer of the Company, unless it is determined that he or she breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer has a material conflict of interest,
(ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit, or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Company's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

                 Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required to be permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

                 Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

                 Under Article VI of the Company's Bylaws, directors and officers are indemnified against liability, in both derivative and nonderivative suits, which they may incur in their capacities as such, subject to certain determinations by the Board of Directors, independent legal counsel or the shareholders that the applicable standards of conduct have been met. The scope of such indemnification is substantially the same as permitted and described in Sections 180.0850 to 180.0858 of the WBCL.

                 Section 180.0833 of the WBCL provides that with certain exceptions, directors of the Company against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

                 The directors and officers of the Company are included in the directors' and officers' liability insurance policy applicable to First Federal Savings Bank LaCrosse-Madison, the Company's wholly-owned federally-chartered stock savings bank subsidiary ("First Federal Savings Bank"). The Company has not obtained substitute or additional directors' and officers' liability coverage for liability which may be incurred in their capacity as such. First Federal Savings Bank's insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of First Federal Savings Bank for a "loss" (as defined in the policy) sustained by a director or officer resulting from any claim made against them for a "wrongful act" (as defined in the policy). The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse First Federal Savings Bank for a loss for which First Federal Savings Bank has lawfully indemnified (or is required or permitted by law to indemnify) a director or officer resulting from any such claim. Subject to certain exclusions set forth in the policy, "wrongful act" is defined to mean any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers in the discharge of their duties solely in their capacities as such directors or officers.


        ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.


        ITEM 8.  EXHIBITS.

                 The Exhibits to this Registration Statement are listed in the
Exhibit Index on page 6 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

                 Pursuant to Item 8(b), in lieu of an opinion of counsel regarding compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended or an Internal Revenue Service ("IRS") determination letter that the Savings Investment Plan is qualified under
Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant has submitted the Savings Investment Plan to the IRS in a timely manner and will make all changes required by the IRS to qualify the Savings Investment Plan.


         ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

              (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Crosse, State of Wisconsin on May 9, 1997.

                                     FIRST FEDERAL CAPITAL CORP.



                               By:    /s/ Thomas W. Schini
                                      ------------------------------------------
                                      Thomas W. Schini, Executive Vice President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Schini his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

         SIGNATURE                                TITLE                                                DATE
         ---------                                -----                                                ----

/s/ Thomas W. Schini                               President, Chairman of the
----------------------------------                 Board, Chief Executive Officer
Thomas W. Schini                                   and Director


/s/ Jack C. Rusch                                  Chief Financial Officer
----------------------------------                 (Principal Financial Officer)
Jack C. Rusch

/s/ Michael W. Dosland                             Controller (Principal Accounting
----------------------------------                 Officer)
Michael W. Dosland

/s/ Dale A. Nordeen                                Vice Chairman of the Board
----------------------------------                 and Director
Dale A. Nordeen

/s/ Henry C. Funk                                  Director
----------------------------------
Henry C. Funk                                                                                         May 9, 1997

/s/ John F. Leinfelder                             Director
----------------------------------
John F. Leinfelder

/s/ Richard T. Lommen                              Director
----------------------------------
Richard T. Lommen

/s/ Phillip J. Quillin                             Director
----------------------------------
Phillip J. Quillin

/s/ Don P. Rundle                                  Director
----------------------------------
Don P. Rundle

/s/ Patrick J. Luby                                Director
----------------------------------
Patrick J. Luby

                                                   Director
----------------------------------
David C. Mebane

/s/ Marjorie A. Davenport                          Director
----------------------------------
Marjorie A. Davenport


         Pursuant to the requirements of the Securities Act of 1933, as amended, the First Federal Savings Bank Savings Investment Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in La Crosse, Wisconsin on the 6th day of May, 1997.



                            FIRST FEDERAL SAVINGS BANK
                            SAVINGS INVESTMENT PLAN




                            /s/ Milne J. Duncan
                            --------------------------------------------
                            Milne J. Duncan
                            Administrator of the Savings Investment Plan

                                 EXHIBIT INDEX

REGULATION S-K
 EXHIBIT NO.                  DESCRIPTION OF DOCUMENT
--------------                -----------------------

Exhibit 4            First Federal Savings Bank Savings Investment Plan

Exhibit 5            Opinion of Michael Best & Friedrich

Exhibit 23.1         Consent of Ernst & Young LLP

Exhibit 23.2         Consent of Michael Best & Friedrich (included in Exhibit 5)

Exhibit 24           Power of Attorney (included as part of signature page)





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